SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

October 30, 2001

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DIGITAL LAVA INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-14831 (Commission File Number)	95-4584080 (I.R.S. Employer Identification No.)

13160 Mindanao Way, Suite 350 Marina Del Rey, Ca (Address of Principal Executive Offices)		90292 (Zip Code)

(310) 577-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5. Other Events
ITEM 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

ITEM 5. Other Events

         On October 30, 2001, Digital Lava issued a press release announcing that at a Special Meeting of Stockholders held on October 30, 2001, the company’s stockholders approved (1) a Plan of Liquidation and Dissolution and (2) in furtherance of such Plan, the sale of substantially all of the company’s assets to Interactive Video Technologies, Inc. pursuant to the terms of a definitive Asset Purchase Agreement dated September 19, 2001.

ITEM 7. Financial Statements and Exhibits

(c) Exhibits

         99.1 Press release dated October 30, 2001.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LAVA INC.

Date: October 30, 2001	By:	/s/ BENNET LIENTZ

Bennet Lientz Chief Financial Officer